Exhibit 99.1

FOR FURTHER INFORMATION:	Dennis Barber	(713) 497-3042
	Patricia Hammond	(713) 497-7723

FOR IMMEDIATE RELEASE:	March 20, 2006

Reliant Energy Updates 2006 Outlook

Reflecting Significant Decline in Commodity Prices and Mild Weather

HOUSTON – Reliant Energy, Inc. updated its 2006 wholesale energy segment outlook to reflect the impact of a significant decline in commodity prices and mild weather.

The revised outlook uses forward natural gas prices as of March 8, which reflects a decline of approximately $3 per MMBtu from the previous outlook. Additionally, temperatures in January and February were unseasonably warm in the Northeast where many of the company’s power plants are located.

Consistent with the sensitivities provided on Feb. 8, Reliant Energy’s open EBITDA (earnings before interest, income taxes, depreciation and amortization) outlook for 2006 is $740 million. Adjusted EBITDA outlook for 2006 is $457 million. The 2006 outlook for loss from continuing operations before income taxes is $89 million.

Adjusted and Open EBITDA

Outlook Reconciliation

($ millions)	2006
Loss from continuing operations before income taxes (a)	$(89)
Delivery of product underlying the unrealized (gains) losses on energy derivatives	(212)
Depreciation and amortization	378
Interest expense, net	380
Adjusted EBITDA (a)	$457
Historical wholesale hedges (b)	422
Gains on sales of emission allowances (a),(c)	(139)
Open EBITDA (a)	$740

(a)    Certain factors that could affect GAAP financial measures are not accessible on a forward-looking basis, but could be material to future reported earnings.

(b)    Historical wholesale hedges excluded from Open EBITDA are primarily related to closed and remaining power hedges, fuel hedges, long-term tolling purchases and gas transportation and are calculated using forward commodity prices as of March 8, 2006.
(c)    Sales as of February 28, 2006.

This press release includes Adjusted EBITDA and Open EBITDA which are non-GAAP financial measures. A reconciliation of these financial measures and the most directly comparable GAAP measures is included above. Additional information regarding these measures, including a discussion of their usefulness and purpose, is included in the Form 8-K filed on March 15, 2006. A presentation providing additional detail underlying the 2006 outlook is available at www.reliant.com/corporate (Investor and Media Center).

Reliant Energy, Inc. (NYSE: RRI) based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the United States. In Texas, the company provides service to approximately 1.9 million retail electricity customers, including residential and small business customers and large commercial, industrial, governmental and institutional customers. Reliant also serves commercial, industrial, governmental and institutional customers in the PJM (Pennsylvania, New Jersey and Maryland) market.

The company is one of the largest independent power producers in the nation with approximately 16,000 megawatts of power generation capacity across the United States. These strategically located generating assets utilize natural gas, fuel oil and coal. For more information, visit www.reliant.com/corporate.

This news release contains “forward-looking statements.” Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income and other financial items, our plans for the future, future economic performance, transactions and dispositions and financings related thereto. Forward-looking statements relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our filings with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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